UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2007

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code   (908) 766-5000

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

Item 5.03(a)                                 Amendment of Bylaws

On October 30, 2007, the Board of Directors of Hooper Holmes, Inc. (the “Company”) unanimously approved an amendment of the Company’s Bylaws – primarily to add a new Section 1.2 “Book Entry Share Interests.”  New Section 1.2 has the effect of allowing an investor in the Company’s shares to have the shares registered in his or her name without a securities certificate (i.e., in book-entry or uncertificated form) and to electronically transfer such shares.

The amendment of the Bylaws was effected to comply with American Stock Exchange (“Amex”) Rule 778 and Section 135(b) of the Amex Company Guide.  These provisions require that all Amex-listed securities, such as the Company’s common stock, be eligible for what is referred to as the “direct registration system” or DRS.  DRS is an initiative by the Securities and Exchange Commission and the securities industry to reduce the number of transactions in securities for which settlement is effected by the physical delivery of securities certificates, thereby reducing the costs, risks and delays associated with physical settlement.  Ownership positions in DRS are recorded in book-entry form on the books of a listed company (or that of its transfer agent), and investors receive an account statement from the company (or its transfer agent) instead of receiving a physical certificate.  Transfers of securities between transfer agents and broker-dealers occur electronically.

The above summary of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the amendment.  A copy of the Bylaws, as amended and currently in effect, is attached as Exhibit 3.1 to this Current Report on Form 8-K.  The full text of the Bylaws, as amended and currently in effect, is incorporated herein by reference.

9.01.            Financial Statements and Exhibits.

(d)            Exhibits

3.1	The Bylaws, as amended and currently in effect, of Hooper Holmes, Inc.

            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

Date:  January 18, 2008                                                         By:            /s/ William F. Kracklauer
William F. Kracklauer
Senior Vice President,
General Counsel and Secretary